UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2005
Clear Channel Communications, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-9645	74-1787539

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road San Antonio, Texas	78209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 822-2828
Not Applicable

(Former name or former address, if changed from last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 21, 2005, we completed the spin-off of our wholly-owned subsidiary CCE Spinco, Inc., d/b/a Live Nation (“CCE Spinco”). Prior to the distribution, we contributed or otherwise transferred to CCE Spinco the business previously conducted by our live entertainment segment and sports representation business, and CCE Spinco assumed generally all of the liabilities comprising such businesses (collectively, the “transferred businesses”). The spin-off was effected by distributing on a pro rata basis CCE Spinco’s outstanding common stock held by us to our stockholders of record on December 14, 2005 (the “Record Date”). In the distribution, our stockholders received one share of CCE Spinco common stock for every eight shares of our common stock held by them on the Record Date.
     CCE Spinco is now an independent public company to be known as Live Nation trading under the symbol “LYV” on the New York Stock Exchange. We continue to trade on the New York Stock Exchange under the symbol “CCU.”
     Further information concerning the distribution and related matters is contained in the Information Statement, dated December 9, 2005, filed as Exhibit 99.1 to CCE Spinco’s Current Report on Form 8-K, dated December 12, 2005, filed with the Securities and Exchange Commission.
     Copies of the master separation and distribution agreement and tax matters agreement executed by us in connection with the distribution are filed as exhibits to this Current Report on Form 8-K. These agreements are summarized below and are qualified in their entirety by reference to the text of the agreements, copies of which are incorporated by reference herein as Exhibits 2.1 and 10.1. Pursuant to the terms of the master separation and distribution agreement, we and certain of our subsidiaries also entered into a transition services agreement, an employee matters agreement and a trademark and copyright license agreement with CCE Spinco in connection with the spin-off transaction.
Master Separation and Distribution Agreement
     On December 20, 2005, we entered into a master separation and distribution agreement (the “master agreement”) with CCE Spinco. The master agreement sets forth our agreements with CCE Spinco regarding the principal transactions that were required to effect the transfer of assets and its assumption of liabilities necessary to separate CCE Spinco from us. The master agreement also sets forth other agreements governing CCE Spinco’s relationship with us after the distribution date.
   The Transfer
     Pursuant to the master agreement, we have, and have caused our affiliates to, transfer to CCE Spinco generally all of our assets related to the transferred businesses. CCE Spinco or its subsidiaries assumed and agreed to perform, discharge and fulfill the liabilities related to the transferred businesses (which, in the case of tax liabilities, will be governed by the tax matters agreement described below). If any governmental approval or other consent was required to transfer any assets to CCE Spinco or for CCE Spinco to assume any liabilities which was not obtained prior to the completion of the distribution, CCE Spinco agreed with us to have such transfer or assumption deferred until the necessary approvals or consents are obtained. We will continue to hold the assets and be responsible for the liabilities for CCE Spinco’s benefit at CCE Spinco’s expense until the necessary approvals or consents are obtained.

     Similarly, CCE Spinco has, and has caused its subsidiaries to, transfer to us the assets related to our business (other than the transferred businesses) that were owned by CCE Spinco. We assumed from CCE Spinco, and agreed to perform, discharge and fulfill the liabilities related to our business.
     Except as expressly set forth in the master agreement or in any other transaction document, neither we nor CCE Spinco has made any representation or warranty as to:
•	the assets, businesses or liabilities transferred or assumed as part of the separation;

•	any consents or approvals required in connection with the transfers;

•	the value, or freedom from any security interests, of, or any other matter concerning, any assets transferred;

•	the absence of any defenses or right of set-off or freedom from counterclaim with respect to any claim or other asset of ours or CCE Spinco; or

•	the legal sufficiency of any document or instrument delivered to convey title to any asset transferred.
     Except as expressly set forth in any transaction document, all assets were transferred on an “as is,” “where is” basis, and CCE Spinco and its subsidiaries agreed to bear the economic and legal risks that any conveyance was insufficient to vest in CCE Spinco good title, free and clear of any security interest, and that any necessary consents or approvals were not obtained or that any requirements of laws or judgments were not complied with.
   The Distribution
     Overview. The master agreement also governed the rights and obligations of CCE Spinco and our company regarding the distribution to our common stockholders of the shares of CCE Spinco common stock held by us.
     Pre-Distribution Transactions and Conditions to the Distribution. The master agreement provided that the distribution was subject to several pre-distribution transactions and conditions that were satisfied or waived by us, in our sole discretion.
     Intercompany Debt. Prior to the completion of the distribution, we contributed to the capital of SFX Entertainment, Inc., an indirect operating subsidiary of CCE Spinco following the distribution (“SFX”), approximately $639.6 million of the intercompany indebtedness owed to us. Prior to or concurrently with the completion of the distribution, SFX used $200 million of borrowings from its term loan under its senior secured credit facility and the $20 million of proceeds from the issuance of the Series A preferred stock of SFX’s parent corporation to repay to us the remaining portion of the intercompany note.
     Credit Support Releases. CCE Spinco agreed to use commercially reasonable efforts to cause us to be released unconditionally from all credit support obligations that we issued for its benefit. If CCE Spinco does not obtain releases for all credit support obligations, in the event that we are required to indemnify a third-party for certain liabilities, we will have the right to offset any amounts paid by us with respect to the credit support obligations against any obligations we may have to CCE Spinco. Additionally, CCE Spinco agreed to indemnify us from all liabilities relating to these credit support obligations and we have the right to obtain, at CCE Spinco’s expense, insurance coverage to cover any such liabilities.

   Exchange of Other Information
     The master agreement also provides for other arrangements with respect to the mutual sharing of information between us and CCE Spinco in order to comply with reporting, filing, audit or tax requirements, for use in judicial proceedings and in order to comply with our respective obligations after the separation. We also agreed to provide mutual access to historical records relating to the other’s businesses that may be in each other’s possession.
   Releases and Indemnification
     Except for each party’s obligations under the master agreement, the other transaction documents and certain other specified liabilities, we and CCE Spinco released and discharged each other and each of our affiliates from all liabilities existing or arising between us on or before the separation, including in connection with the separation, the distribution, the preferred stock offering by one of CCE Spinco’s subsidiaries and the SFX senior secured credit facility. The releases did not extend to obligations or liabilities under any agreements between us and CCE Spinco and our respective affiliates that remain in effect following the separation.
     CCE Spinco agreed to indemnify, hold harmless and defend us, each of our affiliates and each of our respective directors, officers and employees, on an after-tax basis, from and against all liabilities relating to, arising out of or resulting from:
•	the failure by CCE Spinco or any of its affiliates or any other person or entity to pay, perform or otherwise promptly discharge any liabilities or contractual obligations associated with its businesses, whether arising before or after the separation;

•	the operations, liabilities and contractual obligations of its business, whether arising before or after the separation;

•	any guarantee, indemnification obligation, surety bond or other credit support arrangement by us or any of our affiliates for its benefit;

•	any breach by CCE Spinco or any of its affiliates of the master agreement, the other transaction documents or its amended and restated certificate of incorporation or amended and restated bylaws; any untrue statement of, or omission to state, a material fact in our public filings to the extent the statement or omission was as a result of information that it furnished to us or that we incorporated by reference from its public filings, if the statement or omission was made or occurred after the distribution; and

•	any untrue statement of, or omission to state, a material fact in its Form 10 registration statement of which its information statement is a part, any offering memorandum, registration statement or information statement related to the SFX senior secured credit facility, or otherwise related to the distribution or related transactions, except to the extent the statement was made or omitted in reliance upon information provided to it by us expressly for use in any such offering memorandum, registration statement or information statement.
     We agreed to indemnify, hold harmless and defend CCE Spinco, each of its affiliates and each of our and their respective directors, officers and employees, on an after-tax basis, from and against all liabilities relating to, arising out of or resulting from:
•	our failure or any failure of our affiliates or any other person or entity to pay, perform or otherwise promptly discharge any of our liabilities or our affiliates’ liabilities, other than liabilities associated with the transferred businesses, whether arising before or after the separation;

•	our liabilities and liabilities of our affiliates’ businesses, other than liabilities associated with the transferred businesses;

•	any breach by us or any of our affiliates of the master agreement or the other transaction documents;

•	any untrue statement of, or omission to state, a material fact in CCE Spinco’s public filings, other than any registration statement or information statement related to the distribution, to the extent the statement or omission was as a result of information that we furnished to CCE Spinco or that it incorporated by reference from our public filings, if the statement or omission was made or occurred after the distribution; and

•	any untrue statement of, or omission to state, a material fact contained in CCE Spinco’s Form 10 registration statement, including the information statement which is a part thereof, in any offering memorandum, registration statement or information statement or related to the SFX senior secured credit facility, or otherwise related to the distribution or related transactions, but only to the extent the statement was made or omitted in reliance upon information provided by us expressly for use in any such offering memorandum, registration statement or information statement.
     The master agreement also specifies procedures with respect to claims subject to indemnification and related matters and provides for contribution in the event that indemnification is not available to an indemnified party.
   Expenses of the Separation and Debt Offering
     We agreed to pay or reimburse CCE Spinco for all out-of-pocket fees, costs and expenses (including all legal, accounting and printing expenses) incurred prior to the completion of the distribution in connection with its separation from us, other than our out-of-pocket fees and expenses related to the SFX senior secured credit facility and the issuance of preferred stock by one of its subsidiaries.
   Insurance Matters
     We maintained in full force our existing insurance policies that apply to CCE Spinco, its assets and its business until the distribution. Following the distribution, we will continue to own our insurance policies and CCE Spinco will be responsible for establishing and maintaining separate property damage, business interruption and liability insurance policies and programs. The master agreement contains provisions regarding the handling after the distribution of claims relating to the transferred businesses that were initiated or arise from occurrences before the distribution.
   Litigation
     Beginning on the distribution date, generally CCE Spinco assumed all actions, claims, demands, disputes, lawsuits, arbitrations, inquiries, proceedings or investigations (referred to as “Actions”) relating in any material respect to the transferred businesses in which we or any of our subsidiaries is a defendant or the party against whom the Action is directed. CCE Spinco will conduct the defense of all of the Actions it assumes at its sole cost and expense and CCE Spinco will be responsible for all liabilities resulting from the Actions it assumes. CCE Spinco will continue to be liable for Actions in which it is named as a defendant or it is a party against whom the Action is directed. We may participate in any Action CCE Spinco assumes at our cost and expense and CCE Spinco will cooperate with us in any settlement of an Action it assumes. If an Action is commenced after the distribution naming both us and CCE Spinco as defendants and one party is a nominal defendant, the other party will use commercially reasonable efforts to have the nominal defendant removed from the Action.

   Dispute Resolution Procedures
     We agreed with CCE Spinco that neither party will commence any court action to resolve any dispute or claim arising out of or relating to the master agreement, subject to certain exceptions. Instead, any dispute that is not resolved in the normal course of business will be submitted to senior executives of each business entity involved in the dispute for resolution. If the dispute is not resolved by negotiation within 45 days after submission to the executives, either party may submit the dispute to mediation. If the dispute is not resolved by mediation within 30 days after the selection of a mediator, either party may submit the dispute to binding arbitration before a panel of three arbitrators. The arbitrators will determine the dispute in accordance with Texas law. Most of the other agreements between us and CCE Spinco have similar dispute resolution provisions.
   Other Provisions
     The master agreement also contains covenants between us and CCE Spinco with respect to other matters, including protecting the confidentiality of our and CCE Spinco’s information.
Tax Matters Agreement
     Prior to the spin-off, CCE Spinco was included in the U.S. federal consolidated income tax return filed by us. Additionally, we (and/or one or more of our subsidiaries), on the one hand, and CCE Spinco (and/or one or more of its subsidiaries), on the other hand, filed, and will file for our 2005 fiscal year, tax returns on a consolidated, combined or unitary basis for certain foreign, state and local tax purposes for periods prior to the spin-off. We and CCE Spinco will continue to file tax returns for our 2005 fiscal year on a consolidated, combined or unitary basis for federal, foreign, state and local tax purposes through the time of the spin-off.
     On December 21, 2005, we entered into a tax matters agreement to govern the respective rights, responsibilities and obligations of CCE Spinco and us with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and preparing and filing tax returns, as well as with respect to any additional taxes incurred by us attributable to actions, events or transactions relating to our stock, assets or business following the spin-off, including taxes imposed if the spin-off fails to qualify for tax-free treatment under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), or if we are not able to recognize the Holdco #3 Loss (as described below).
   Allocation of Tax Liability
     For pre-spin-off periods, we generally are responsible for all federal, foreign, state and local taxes attributable to the transferred businesses and assets to the extent the amount of these taxes exceeds the amount CCE Spinco has paid or will pay to us prior to the spin-off in connection with the filing of relevant tax returns. We are not required to pay CCE Spinco for our utilization of its tax attributes (or benefits) to reduce federal, foreign, state and local taxes for pre-spin-off periods, whether such utilization occurs upon the filing of a relevant tax return or upon an adjustment to such taxes and whether the tax being reduced is attributable to the transferred businesses and assets or our business and assets.
     In some circumstances, including those discussed below, CCE Spinco will be responsible, and it will indemnify us, for any additional federal, foreign, state and local taxes that are imposed for pre-spin-off periods to the extent such additional taxes are imposed as a result of actions, events or transactions relating to CCE Spinco stock, assets or business following the spin-off, or a breach of the relevant representations or covenants made by CCE Spinco in the tax matters agreement. CCE Spinco will also be responsible for all federal, foreign, state and local taxes attributable to its business and assets for taxable periods (or portions thereof) beginning after the spin-off.

   Spin-Off
     We and CCE Spinco intend that the spin-off qualifies as a reorganization under Sections 355 and 368(a)(1)(D) of the Code. However, if the failure of the spin-off to qualify as a tax-free transaction under Section 355 of the Code (including as a result of Section 355(e) of the Code) is attributable to actions, events or transactions relating to CCE Spinco stock, assets or business, or a breach of the relevant representations or covenants made by CCE Spinco in the tax matters agreement, CCE Spinco has agreed in the tax matters agreement to indemnify us and our affiliates against any and all tax-related liabilities. If the failure of the spin-off to qualify under Section 355 of the Code is for any reason for which neither we nor CCE Spinco is responsible, we and CCE Spinco have agreed in the tax matters agreement that we will each be responsible for 50% of the tax-related liabilities arising from the failure to so qualify.
   Tax Contests
     We generally have the right to control all administrative, regulatory and judicial proceedings relating to federal, foreign, state and local taxes attributable to pre-spin-off periods and all proceedings relating to taxes resulting from the failure of the spin-off, or transactions relating to the internal reorganization prior to the spin-off, to qualify as tax-free.
   Post-Spin-Off Tax Attributes
     Generally, CCE Spinco may not carry back a loss, credit or other tax attribute from a post-spin-off period to a pre-spin-off period, unless CCE Spinco obtains our consent and then only to the extent permitted by applicable law.
   Holdco #3 Loss
     Prior to the spin-off, we transferred (the “Holdco #3 Exchange”) all of the outstanding stock of SFX Entertainment, Inc. to CCE Holdco #2, Inc. (“Holdco #2”), an indirect subsidiary of CCE Spinco following the distribution, in exchange for Holdco #2 common stock and all of Holdco #2’s Series B non-voting preferred stock. Pursuant to a pre-existing binding commitment entered into prior to the Holdco #3 Exchange, we immediately sold the Series B preferred stock to a third-party investor. As a result of these transactions, we expect to recognize a loss (the “Holdco #3 Loss”).
     Prior to the spin-off, we contributed the common stock of Holdco #2 to CCE Spinco, which CCE Spinco then contributed to one of its wholly-owned subsidiaries. If we are unable to deduct the Holdco #3 Loss for U.S. federal income tax purposes as a result of any action CCE Spinco takes following the spin-off or its breach of a relevant representation or covenant made by it in the tax matters agreement, CCE Spinco has agreed in the tax matters agreement to indemnify us for the lost tax benefits that we would have otherwise realized if we were able to deduct the Holdco #3 Loss.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 22, 2005, John Zachry was elected as a member of our board of directors (the “Board”).
     There is no arrangement or understanding between Mr. Zachry and any other person pursuant to which Mr. Zachry was elected as a director. The Board expects that Mr. Zachry will serve as a member of our Compensation Committee and Nominating and Governance Committee. There are no transactions in which Mr. Zachry has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 22, 2005, the Board adopted our Sixth Amended and Restated By-Laws, which became effective immediately.
     The Sixth Amended and Restated By-Laws amended Article VII, Section 4 to permit the Board or the Executive Committee to delegate to the President the authority to fix the compensation of any or all of our other officers (except the Chairman of the Board).
     In addition, Article VII, Section 4 was amended to require the Board or the Executive Committee to seek shareholder approval before entering into any severance agreement (as defined in the By-Laws) with any of our officers which includes a total present value (subject to interpretation of the Board or the Executive Committee in their reasonable good faith discretion) exceeding 2.99 times the sum of the officer’s base salary plus target bonus. If the Board or the Executive Committee determines that it is not practicable to obtain shareholder approval before entering into a severance agreement, the Board or the Executive Committee will be required to seek approval of the shareholders after the material terms of the severance agreement have been agreed upon. These aforementioned amendments to Article VII, Section 4 shall not apply to any severance agreements existing prior to December 22, 2005, or any future amendments, extensions or modifications if such future amendments, extensions or modifications reduce the present value of severance benefits (as defined in the By-Laws) provided under such pre-existing severance agreement.
     A copy of our Sixth Amended and Restated By-Laws is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01.  Other Events.
     A copy of the press release relating to our announcement of the completion of the spin-off transaction is attached to this Current Report on Form 8-K as Exhibit 99.1.
     We are among the defendants in a lawsuit filed September 3, 2002, by JamSports in the United States Federal District Court for the Northern District of Illinois, as described in more detail in the Information Statement, dated December 9, 2005, filed as Exhibit 99.1 to CCE Spinco’s Current Report on Form 8-K dated December 12, 2005. On December 20, 2005, the parties entered into a settlement agreement. The settlement is on terms that are not material to us and does not constitute an admission of wrongdoing or liability by us.
     The information in this Form 8-K under “Item 8.01. Other Events” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.
(c)  Exhibits.

2.1	Master Separation and Distribution Agreement between Clear Channel Communications, Inc. and CCE Spinco, Inc., dated December 20, 2005 (incorporated herein by reference to Exhibit 2.1 to the CCE Spinco, Inc. Form 8-K (Commission File No. 1‑32601) filed December 22, 2005)
3.1	Sixth Amended and Restated By-Laws of Clear Channel Communications, Inc.
10.1	Tax Matters Agreement among CCE Spinco, Inc., CCE Holdco #2, Inc. and Clear Channel Communications, Inc., dated December 21, 2005 (incorporated herein by reference to Exhibit 10.2 to the CCE Spinco, Inc. Form 8-K (Commission File No. 1-32601) filed December 22, 2005)
99.1	Press Release dated December 21, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2005

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Herbert W. Hill, Jr.
Herbert W. Hill, Jr.
Sr. Vice President/Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Master Separation and Distribution Agreement between Clear Channel Communications, Inc. and CCE Spinco, Inc., dated December 20, 2005 (incorporated herein by reference to Exhibit 2.1 to the CCE Spinco, Inc. Form 8-K (Commission File No. 1‑32601) filed December 22, 2005)
3.1	Sixth Amended and Restated By-Laws of Clear Channel Communications, Inc.
10.1	Tax Matters Agreement among CCE Spinco, Inc., CCE Holdco #2, Inc. and Clear Channel Communications, Inc., dated December 21, 2005 (incorporated herein by reference to Exhibit 10.2 to the CCE Spinco, Inc. Form 8-K (Commission File No. 1-32601) filed December 22, 2005)
99.1	Press Release dated December 21, 2005